CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Trustmark Corporation

Trustmark 401(k) Plan

We consent to the incorporation by reference in Registration Statements (Nos. 333-110066 and 333-07141) on Form S-8 of Trustmark Corporation of our report dated June 29, 2009, relating to the financial statements and supplemental schedule of the Trustmark 401(k) Plan, which appears in this Annual Report on Form 11-K of Trustmark 401(k) Plan for the year ended December 31, 2008.

HORNE LLP

Jackson, Mississippi
June 29, 2009